Exhibit 16.1

July 7, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Ernexa Therapeutics Inc.

File No. 001-11460

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Ernexa Therapeutics Inc. dated June 30, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP